SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aberdeen Standard Global Infrastructure Income Fund

(Exact Name of Registrant as Specified in its Charter)

Maryland	85-1096312
(State of Incorporation or Organization)	(IRS Employer Identification Number)

1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-234722

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Securities” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-234722 and 811-23490) as filed electronically with the Securities and Exchange Commission (the “Commission”) on November 15, 2019 (Accession No. 0001104659-19-064688) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on May 28, 2020 (Accession No. 0001104659-20-067127), Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on June 22, 2020 (Accession No. 0001104659-20-075686) and Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on June 25, 2020 (Accession No. 0001104659-20-076788).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABERDEEN STANDARD GLOBAL INFRASTRUCTURE INCOME FUND

Date: July 21, 2020

By:	/s/ Andrea Melia
Name:	Andrea Melia
Title:	Treasurer and Principal Accounting Officer

Signature Page to Form 8-A of Aberdeen Standard Global Infrastructure Income Fund

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